   As filed with the Securities and Exchange Commission on November 2, 2001


                                                     Registration No. 333-65396
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                Amendment No. 4

                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                             SILGAN HOLDINGS INC.
            (Exact name of registrant as specified in its charter)

                      Delaware                 06-1269834
                   (State or Other          (I.R.S. Employer
                   Jurisdiction of       Identification Number)
                  Incorporation or
                    Organization)

                               -----------------

                               4 Landmark Square
                              Stamford, CT 06901
                                (203) 975-7110
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                               -----------------

                           Frank W. Hogan, III, Esq.
                               4 Landmark Square
                              Stamford, CT 06901
                                (203) 975-7110
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)

                               -----------------
                       Copies of all communications to:

              Robert J. Rawn, Esq.        Priscilla Almodovar, Esq.
             Pillsbury Winthrop LLP           White & Case LLP
              695 East Main Street       1155 Avenue of the Americas
               Stamford, CT 06901            New York, NY 10036
                 (203) 348-2300                (212) 819-8200

                               -----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               -----------------



   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               EXPLANATORY NOTE

   The purpose of this Amendment No. 4 is to amend Exhibit Numbers 1, 4.4 and
4.5 to the Registration Statement. Accordingly, this Amendment No. 4 consist only of the facing page, this Explanatory Note and Part II of the Registration Statement.

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   Set forth below is an estimate of the fees and expenses payable by us in connection with the distribution of the common stock:

Securities and Exchange Commission registration fee.............. $      23,252.74
NASD fee.........................................................         9,801.00
Legal fees and expenses..........................................       330,000.00
Accountants' fees and expenses...................................       188,500.00
Printing and engraving expenses..................................       225,000.00
Transfer Agent and Registrar fees and expenses...................         3,500.00
Miscellaneous....................................................        49,946.26
                                                                  ----------------
   Total......................................................... $     830,000.00
                                                                  ================

Item 15. Indemnification of Directors and Officers.

   Section 145 of the General Corporation Law of the State of Delaware makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our Restated Certificate of Incorporation and Amended and Restated By-Laws provide for indemnification of officers and directors against costs and expenses incurred in connection with any action or suit to which such person is a party to the fullest extent permitted by the General Corporation Law of the State of Delaware. The Company has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by our directors and officers in connection with the performance of their duties. Certain of our affiliates also maintain insurance and provide indemnification substantially similar to the foregoing.

   See Item 17 of this registration statement regarding the position of the Securities and Exchange Commission on indemnification for liabilities arising under the Securities Act.

Item 16. Exhibits.

   (a) Exhibits:

Exhibit
 Number                                             Description
 ------                                             -----------
  *1    Form of Underwriting Agreement among the Company, the Selling Stockholder and the
        Underwriters.

 4.1    Indenture, dated as of June 9, 1997, between the Company (as successor to Silgan Corporation) and
        The First National Bank of Chicago, as trustee, with respect to the 9% Debentures (incorporated by reference to Exhibit 4.1 filed with the Company's Current Report on Form 8-K, dated June 9, 1997,
        Commission File No. 000-22117).

 4.2    First Supplemental Indenture dated as of June 24, 1997 among the Company, Silgan Corporation and
        The First National Bank of Chicago, as Trustee, to the Indenture, dated as of June 9, 1997, between the Company (as successor to Silgan Corporation) and The First National Bank of Chicago, as
        trustee, with respect to the 9% Debentures (incorporated by reference to Exhibit 4.2 filed with the
        Company's Registration Statement on Form S-4, dated July 8, 1997, Registration No. 333-30881).

 4.3    Form of the Company's 9% Senior Subordinated Debentures due 2009 (incorporated by reference to
        Exhibit 4.10 filed with the Company's Registration Statement on Form S-4, dated July 8, 1997,
        Registration Statement No. 333-30881).


  Exhibit
  Number                                             Description
  ------                                             -----------

   *4.4      Form of Letter Agreement between the Company and The Morgan Stanley Leveraged Equity
             Fund II, L.P.

   *4.5      Form of Amended and Restated Stockholders Agreement among the Company, R. Philip Silver and
             D. Greg Horrigan.

    **5      Opinion of Pillsbury Winthrop LLP as to the legality of the common stock.

  *23.1      Consent of Ernst & Young LLP.

 **23.2      Consent of Pillsbury Winthrop LLP (included in Exhibit 5).

   **24      Power of Attorney.

--------
*   Filed herewith.
**  Previously filed.

Item 17. Undertakings.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes:

      (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
   Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (2) (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

      (ii) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities

   Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

   The undersigned Registrant hereby also undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on November 2, 2001.

                                          SILGAN HOLDINGS INC.

                                                    /S/ D. GREG HORRIGAN
                                          By __________________________________
                                             President and Co-Chief Executive
                                                          Officer


              Signature                                  Title                      Date
              ---------                                  -----                      ----
                  *                        Chairman of the Board and          November 2, 2001
--------------------------------------       Co-Chief Executive Officer
          (R. Philip Silver)                 (Principal Executive Officer)

         /S/ D. GREG HORRIGAN              President, Co-Chief Executive      November 2, 2001
--------------------------------------       Officer and Director
          (D. Greg Horrigan)

                  *                        Director                           November 2, 2001
--------------------------------------
           (James S. Hoch)

                  *                        Director                           November 2, 2001
--------------------------------------
         (Leigh J. Abramson)

                  *                        Director                           November 2, 2001
--------------------------------------
          (Jeffrey C. Crowe)

--------------------------------------     Director                           November 2, 2001
         (Edward A. Lapekas)

                  *                        Executive Vice President and Chief November 2, 2001
--------------------------------------       Financial Officer (Principal
         (Harley Rankin, Jr.)                Financial Officer)

                  *
--------------------------------------     Vice President and Controller
            (Nancy Merola)                   (Principal Accounting Officer)   November 2, 2001

*By:  /S/ D. GREG HORRIGAN
--------------------------------------
     (D. Greg Horrigan)
     (Attorney-in-fact)

                               INDEX TO EXHIBITS

Exhibit
Number                                                Description
------                                                -----------

    *1  Form of Underwriting Agreement among the Company, the Selling Stockholder and the Underwriters.

   4.1  Indenture, dated as of June 9, 1997, between the Company (as successor to Silgan Corporation) and The
        First National Bank of Chicago, as trustee, with respect to the 9% Debentures (incorporated by reference to Exhibit 4.1 filed with the Company's Current Report on Form 8-K, dated June 9, 1997,
        Commission File No. 000-22117).

   4.2  First Supplemental Indenture dated as of June 24, 1997 among the Company, Silgan Corporation and
        The First National Bank of Chicago, as Trustee, to the Indenture, dated as of June 9, 1997, between the
        Company (as successor to Silgan Corporation) and The First National Bank of Chicago, as trustee, with respect to the 9% Debentures (incorporated by reference to Exhibit 4.2 filed with the Company's
        Registration Statement on Form S-4, dated July 8, 1997, Registration No. 333-30881).

   4.3  Form of the Company's 9% Senior Subordinated Debentures due 2009 (incorporated by reference to
        Exhibit 4.10 filed with the Company's Registration Statement on Form S-4, dated July 8, 1997,
        Registration Statement No. 333-30881).

  *4.4  Form of Letter Agreement between the Company and The Morgan Stanley Leveraged Equity Fund II,
        L.P.

  *4.5  Form of Amended and Restated Stockholders Agreement among the Company, R. Philip Silver and
        D. Greg Horrigan.

   **5  Opinion of Pillsbury Winthrop LLP as to the legality of the common stock.

 *23.1  Consent of Ernst & Young LLP.

**23.2  Consent of Pillsbury Winthrop LLP (included in Exhibit 5).

  **24  Power of Attorney.

--------
*   Filed herewith.
**  Previously filed.